SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 28, 2010

Date of Report

(Date of Earliest Event Reported)

JAVA EXPRESS, INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-50547	88-0515333
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

4626 North 300 West, Suite 365

Provo, Utah 84604

(Address of Principal Executive Offices)

801-691-5955

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Effective as of July 28, 2010, the Board of Directors and the holders of 8,529,140 shares of the common stock of Java Express, Inc., a Nevada corporation (the “Company”), representing approximately 75.6% of the Company’s issued and outstanding shares of common stock, resolved to file with the Secretary of State of the state of Nevada Amended and Restated Articles of Incorporation amending and restating the Company’s Articles of Incorporation to, among other things, confer the power to amend the Bylaws of the Company to the Board of Directors as permitted under the Nevada Revised Statues (the “Nevada Law”); eliminate certain provisions of the Articles of Incorporation which are customarily covered by the Nevada Law, and which are more restrictive than Nevada Law; and to clarify certain other provisions of the Articles of Incorporation to conform to the Company's current business.  The Company expects that this amendment will become effective on or about September 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC., a Nevada

corporation

Date:  August 2, 2010

/s/ Mark Burdge

Mark Burdge, President